Exhibit 10.7

                              EMPLOYMENT AGREEMENT


            AGREEMENT dated as of the 1st day of January, 2007 between Global Gold Corporation, a Delaware corporation (the "Company"), and Hrayr Agnerian, (the "Employee") (the "Agreement").

                              W I T N E S S E T H:

            WHEREAS, the Company needs the active service of the Employee in light of the Company's efforts to acquire, develop, and operate mining projects and to carry out its exploration, mining, and business operations;

            WHEREAS, the Company and the Employee desire to enter into an employment agreement on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, the parties hereto agree as follows:

      1. DUTIES.

            (a) The Company hereby employs the Employee, and the Employee hereby accepts and agrees to such employment, as Senior Vice President for Exploration and Development and, in such capacity, to be responsible for activities implementing exploration and mining projects as well as those customarily associated with such a position including, exploration and mining programs and their implementation, and work with technical staff in the United States and in countries where the Company has operations. The Employee shall, subject to the supervision and control of the Chairman and President of the Company, perform such executive duties and exercise such supervisory powers over and with regard to the business of the Company and any present and future subsidiaries, consistent with such position, and such additional duties as specified or as may be assigned to him from time to time. The Employee understands that significant travel is included in this position.

            (b) The Employee agrees to devote one third (33 1/3%) of his available business time to the performance of his duties hereunder. The Employee may provide services to other organizations, on a compensation or pro bono basis, provided that such services do not constitute more one third (33 1/3%) than of his available business time.

      2. TERM. The term of this Agreement shall be for a period of two years, commencing on January 1, 2007 and ending on December 31, 2008, and shall be automatically renewed for consecutive one-year periods thereafter unless terminated (a) by either party on 90 days written notice prior to the expiration of the initial term hereof or any year thereafter or (b) sooner terminated as otherwise provided herein.

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 3.      COMPENSATION.

            (a) Base Compensation. In consideration for the services rendered by the Employee under this Agreement, the Company shall deliver to the Employee as base compensation for the term of this Agreement a total of Eighty Three Thousand Three Hundred Thirty Four (83,334) shares of the common stock of Global Gold Corporation pursuant to the terms of the Restricted Stock Award attached hereto as Exhibit A, (the "Restricted Stock Award"). In addition to the foregoing, the Company shall pay to the Employee, as base compensation, the sum of $62,500 for each 12-month period commencing on and after January 1, 2007 during the term of this Agreement, payable in equal monthly installments of $ 5,208.33 on the 15th day of each month. In addition and contingent on the approval of the Compensation Committee (which will be proposed to the directors at their next meeting), Employee shall be awarded stock options to acquire Eighty Three Thousand Three Hundred Thirty Four (83,334) shares of common stock of Company at the rate of 41,667 per year from January 1, 2007 through January 1, 2008 (totaling 83,334) all in accordance with the terms and conditions above.

            (b) Bonus Compensation. In addition to the foregoing compensation, the Employee shall be entitled to receive annual bonus compensation ("Annual Bonus") in an amount determined in accordance with any bonus plan approved by the Board of Directors, or any committee thereof duly authorized by the Board to make such determination, based upon qualitative and quantitative goals determined by the Board of Directors, or such committee thereof, in its sole discretion, as the case may be. Any Annual Bonus shall be subject to all applicable tax withholdings.



      4. WORKING FACILITIES. The Company shall provide office space for the Employee for the performance of his services hereunder, and will provide such other facilities and services commensurate with the Company's needs as are reasonably necessary for the performance of his duties hereunder, as determined by the board of Directors.


      5. INDEMNFICATION. During the term of this Agreement, the Company shall provide to the Employee insurance covering indemnification for activities taken in good faith on the Company's behalf.

     6. VACATIONS. The Employee shall be entitled each year during the term of this Agreement to a vacation period of four weeks during which period all compensation and other rights to which the Employee is entitled hereunder shall be provided in full. Such vacation may be taken, in the Employee's discretion, at such time or times as are not inconsistent with the reasonable business needs of the Company upon the consent of the Company. During the term of this Agreement, the vacation time provided for herein shall not be cumulative to the extent not taken by the Employee during a given year.

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7.       TERMINATION.

            (a) Early Termination by Company for Cause. During the term of this Agreement, the Employee's employment may be terminated by the Company for Cause (as defined herein) on 30 days prior written notice by means of a Notice of Termination, and an opportunity for the Employee, accompanied by counsel of his choice, to address the full Board of Directors, that one of the following conditions exists or one of the following events has occurred (each of which is defined as "Cause"):

                  (i) Wrongful act or acts on the part of the Employee which caused material damage to the Company;

                  (ii) The arrest, filing of charges or conviction of the Employee for a crime involving the Company or moral turpitude;

(iii) The refusal or inability by the Employee, continued for at least 14 days, to perform such employment duties as may reasonably be delegated or assigned to him under this Agreement;

(iv) Willful and unexcused neglect by the Employee of his employment duties under this Agreement continued for at least 14 days after written warning; or

(v) Any other material breach by the Employee of the provisions of this Agreement.


            Pending termination, the Company may suspend Employee at will. Subject only to a final determination by dispute resolution procedure pursuant to the provisions of Section 10 of this Agreement, the Board of Directors' determination, in good faith, in writing that cause exists for termination of the Employee's employment shall be binding and conclusive for all purposes under this Agreement. Upon such determination by the Board of Directors, the Employee's compensation pursuant to Section 3 hereof and all other benefits provided hereunder shall terminate on the Termination Date, except that the Employee shall be entitled to be paid severance pay equal to his then base compensation for a period of three months thereafter, unless the termination is based on fraud or reasons stated in Section 7(a) (ii) above. In the event that the Employee desires to take any matter with respect to such determination of Termination to arbitration, he must commence a proceeding within 30 days after receipt of written notice of the Board of Directors' determination. If the Employee fails to take such action within such period, he will be deemed conclusively to have waived his right to adjudication of the termination of his employment hereunder.


            (b) Termination by Employee. In the event that the Company shall default in the performance of any of its obligations under this Agreement in any material respect, and shall not cure such default within 10 days of receipt by the Company of written notice of such default from the Employee, the Employee may terminate this Agreement by delivery of a Notice of Termination. Upon any termination pursuant to the provisions of this Section 7(b), the Employee shall be entitled to receive, as liquidated damages and not as a penalty, one month's

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

payments which would have been made to the Employee on account of his base salary in effect at the date of the delivery of a Notice of Termination. Upon fulfillment of the conditions set forth in Section 7(b) hereof and subject to
Section 7(f) hereof, all rights and obligations of the parties under this Agreement shall thereupon be terminated. The Employee shall have no obligation to mitigate damages, and amounts payable pursuant to the provisions of this
Section 7(b) shall not be reduced on account of any income earned by the Employee from other employment or other sources.


            (c) Termination by Reason of Disability. In the event that Employee shall be prevented from rendering all of the services or performing all of his duties hereunder by reason of illness, injury or incapacity (whether physical or mental) for a period of six consecutive months, determined by an independent physician selected by the Board of Directors of the Company, the Company shall have the right to terminate this Agreement, by giving 10 days prior written notice to the Employee, provided that the Company shall continue to pay his then base compensation for a period of 12 months thereafter (exclusive of any benefit under the Restricted Stock Award). Until terminated in the manner set forth in this Section 7(c), the Employee shall be entitled to receive his full compensation and benefits provided hereunder through the Termination Date. Any payments to the Employee under any disability insurance or plan maintained by the Company shall be applied against and shall reduce the amount of the base compensation payable by the Company under this Section 7(c).

            (d) Termination by Reason of Death. In the event that the Employee shall die during the term of this Agreement, this Agreement shall terminate upon such death. The death benefit payable to the Employee under this Agreement (exclusive of any benefit under the Restricted Stock Award) shall be three months salary plus the life insurance benefits provided to the Employee, if any.

            (e) Certain Definitions.

                  (i) Any termination of the Employee's employment by the Company or by the Employee shall be communicated by a Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall state the specific reasons, and shall set forth in reasonable detail the facts and circumstances, for such termination.

                  (ii) "Termination Date" shall mean the date specified in the Notice of Termination as the last day of Employee's employment by the Company.


            (f) Continued Maintenance of Benefit Plans in Certain Cases. Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated pursuant to Sections 7(b) or 7(c) hereof, the Company shall maintain in full force and effect, at the Employee's expense, for the continued benefit of the Employee for the number of years (including partial years) remaining in the term of employment hereunder, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the Termination Date, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Company shall have no obligation to provide any substitute benefits for the Employee.

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

8.        CONFIDENTIALITY.

            (a) During the term of this Agreement, and for a period of two years thereafter, the Employee shall not, without the prior written consent of the Board of Directors of the Company, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties hereunder, any of the Company's confidential information obtained by the Employee during the term of this Agreement, including, without limitation, trade secrets, products, designs, customers or methods of distribution.

            (b) The obligations of confidentiality contained in this Section shall not extend to any matter which is disclosed by the Employee pursuant to an order of a governmental body or court of competent jurisdiction or as required pursuant to a legal proceeding in which the Employee or the Company is a party. These obligations of confidentiality are in addition to, not in place of any other applicable confidentiality obligations.

      9. CERTAIN REMEDIES IN EVENT OF BREACH. In the event that the Employee commits a breach, or threatens to commit a breach, of any of the restrictions on confidentiality, the Company shall have the following rights and remedies:

            (a) to obtain an injunction restraining any violation or threatened violation of the confidentiality provisions or any other appropriate decree of specific performance by any court having jurisdiction, it being acknowledged and agreed by the Employee that the services rendered, and to be rendered to the Company by him as an Employee and as legal counsel, are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

            (b) to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively the "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the confidentiality provisions, and the Employee hereby agrees to account for and pay over the Benefits to the Company.

            Each of the rights and remedies enumerated in this Section 10 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

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  10. DISPUTE RESOLUTION.


            (a) Venue and Choice of Law. In the event of any disagreement or controversy arising out of or relating to this Agreement, such controversy or disagreement shall be resolved by arbitration administered by the American Arbitration Association in New York City, and any award granted in such arbitration shall finally determine such controversy or dispute.

         (b) This Agreement and the rights of the parties hereunder shall be governed by the law of the State of New York, without regard to conflicts of law principles.

      11.         MISCELLANEOUS.


            (a) Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the contin-ental United States by registered or certified mail, return receipt requested to the party entitled to receive the same, if to the Company, Global Gold Corporation, 45 East Putnam Avenue, Greenwich, Connecticut 06830, facsimile number (203) 422-2330; and if to the Employee, Mr. Hrayr Agnerian, CANADA. Any party may change his or its address by giving notice to the other party stating his or its new address. Commencing on the 10th day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

            (b) Entire Agreement; Waiver of Breach. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

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

            (c) Binding Effect; Assignability. This Agreement and all the terms and provision hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns. This Agreement and the rights of the parties hereunder shall not be assigned except with the written consent of all parties hereto.

            (d) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

            (e) Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pro-nouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

            (f) Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unen-forceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

            (g) Amendments. This Agreement may not be amended except in a writing signed by all of the parties hereto.

            (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of such signature pages executed by the parties to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Global Gold Corporation

By:  _____________________                               ______________________
         Drury J.Gallagher,                                  Hrayr Agnerian
         Chairman and CEO


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                                    EXHIBIT A

                                    Global Gold Corporation
                                    45 East Putnam Avenue
                                    Greenwich, CT 06830


                                                              January 1, 2007
Mr. Hrayr Agnerian


CANADA



                  Re:      Restricted Stock Award

Dear Mr. Agnerian:

As consideration for your employment agreement with Global Gold Corporation (the "Corporation") and as an inducement for your rendering of services to the Corporation, we hereby grant you Eighty Three Thousand Three Hundred Thirty Four (83,334) shares of the Common Stock of Global Gold Corporation, evidenced by a certificate of shares of our common stock, $.001 par value per share (the "Shares"), subject to applicable securities law restrictions and the terms and conditions set forth herein:


                  1. For the first six month period commencing with the date hereof within which you render the services provided herein, you shall become fully vested in one fourth of the total Shares granted hereunder (with half shares being rounded up). For each successive six month period thereafter commencing on June 1, 2007 through December 31, 2008, you shall become fully vested in an additional one fourth of the total Shares granted hereunder. Thus, if you complete six, twelve, eighteen, and then twenty four months of service as provided hereunder, you shall be vested in 20,834, 41,667, 62,501, and 83,334 of the Shares granted hereunder, respectively.

                  2. In the event of your termination of your employment on or before the expiration of the initial six month period commencing with the date hereof or any subsequent six month period thereafter during the 24-month period commencing with January 1, 2007 for any reason, you shall forfeit all right, title and interest in and to any of the Shares granted hereunder which have not become vested in you, without any payment by the Company therefore unless mutually agreed otherwise.

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

                  3. (a) Any Shares granted hereunder are not transferable and cannot be assigned, pledged, hypothecated or disposed of in any way until they become vested, and may be transferred thereafter in accordance with applicable securities law restrictions. Any attempted transfer in violation of the Section shall be null and void.

                           (b) Notwithstanding anything contained in this
Agreement to the contrary, after
you become vested in any of the Shares granted hereunder, no sale, transfer or pledge thereof may be effected without an effective registration statement or an opinion of counsel for the Corporation that such registration is not required under the Securities Act of 1933, as amended, and any applicable state securities laws.

                  4. During the period commencing with the date hereof and prior to your forfeiture of any of the Shares granted hereunder, you shall have all right, title and interest in and to the Shares granted hereunder, including the right to vote the Shares and receive dividends or other distributions with respect thereto.

                  5. You shall be solely responsible for any and all Federal, state and local income taxes arising out of your receipt of the Shares and your future sale of other disposition of them.

                  6. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. All parties hereto
(i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Federal or state court in the City of New York in the State of New York, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of any Federal or state court in the City of New York in the State of New York, in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding at the addresses of the parties shown herein shall constitute personal service thereof.

                  7. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  8. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs and successors and, in the case of the Corporation, its assigns.

                  9. This Agreement may not be amended except in a writing signed by all of the parties hereto.

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                  10. Nothing contained herein shall be construed to create an employment agreement between the Corporation and you or require the Corporation to employ or retain you under such a contract or otherwise.

                  11. Notwithstanding anything contained this in Agreement to the contrary the Shares shall become fully vested upon your death or upon your becoming disabled, which shall mean you shall have been unable to render all of your duties by reason of illness, injury or incapacity (whether physical or mental) for a period of six consecutive months, determined by an independent physician selected by the Board of Directors of the Corporation.

12. In the event of any conflict between the terms of this Agreement and of the Employment Agreement, the provisions contained in this Agreement shall control.

                  If this letter accurately reflects our understanding, please sign the enclosed copy of this letter at the bottom and return it to us.

                                              Very truly yours,
                                              Global Gold Corporation


                                              By:___________________________
     Drury J. Gallagher, Chairman

Agreed:


______________________________
Hrayr Agnerian

                             GLOBAL GOLD CORPORATION

                          STOCK OPTION GRANT AGREEMENT


Granted to:  Hrayr Agnerian                         Grant Date:  January 1, 2007
                                                         (the "Effective Date").

Canadian Social Security No.:  618-141-766        Option price per share:  $0.88

Option No.:  4                 Governing Document:  Global Gold Corporation 2006
                                               Stock Incentive Plan (the "Plan")
Total Shares:   83,334

Vesting Period:  41,667 as of 1-1-07
and the remaining 41,667 as of 1-1-08

Your Option

This option is granted pursuant to, and is subject to the terms and conditions of, the Plan. Except as otherwise specifically stated herein, any inconsistency between the terms of this option agreement and the Plan shall be resolved by reference to the terms and provisions of the Plan.

If you are an employee of Global Gold Corporation (the "Corporation"), or its subsidiaries or affiliates, your option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), except as follows:

(1) To the extent that the aggregate fair market value of the common stock $.001 par value per share (the "Common Stock"), of the Corporation with respect to which stock options intended to constitute incentive options that are exercisable for the first time by you during any calendar year exceeds $100,000, such options shall be treated as options which are not incentive stock options. The fair market value of the Common Stock shall be determined as of the date of the option grant.

(2) To the extent that you exercise your option after the three-month period following the termination of your employment with the Corporation (or its subsidiaries or affiliates), your option shall be treated as an option which is not an incentive stock option.

(3) To the extent that you dispose of Common Stock purchased pursuant to an incentive stock option granted hereunder within two years from the date of grant or within one year after the transfer of Common Stock to you as a result of your exercise of the option granted hereunder, such disposition shall be treated as a "disqualifying disposition." If you make such a disposition, you agree to promptly (but no later than thirty days following such disposition) notify the Corporation in writing of the date and terms of the disposition and provide such other information regarding the disposition as the Corporation may require.

If you are a non-employee director of, or a consultant to, the Corporation, or one of its subsidiaries, your option shall not qualify as an incentive stock option under Section 422 of the Code.

Vesting

Your options shall vest as follows: 41,667 will vest on January 1, 2007 and the remaining 41,667 shall vest on January 1, 2008.

Payment Methods

Payment of the option price shall be made in U.S. dollars or, in the discretion of the Compensation Committee of the Corporation (the "Compensation Committee"), in Common Stock of the Corporation valued at its fair market value, a combination of such Common Stock and cash or any other method as may be approved by the Compensation Committee or otherwise permitted under the Plan. However, payment may not be made with Common Stock unless stock has been held for at least six months. Payment shall be made to the Corporation at its corporate office, Global Gold Corporation, 45 Putnam Avenue, Greenwich, CT 06830,
Attention: Chairman and CEO.

Conditions of Exercisability

The exercise of your option is subject to the following terms and conditions:

(1) As a prerequisite to delivery of any stock certificates upon your exercise of an option granted hereunder, you shall give an undertaking and agree to the placing of such legends on your certificates as may be required by the Compensation Committee to assure compliance with any federal or state securities laws. The Common Stock purchased pursuant to the exercise of an option granted hereunder cannot be sold unless it has been registered under the Securities Act of 1933, as amended (the "Act"), or is subject to an exemption from registration under such Act.

(2) Except as provided below, you must be an employee or director of, or a consultant to the Corporation or one of its subsidiaries at the date of exercise and that employment, directorship or consultancy must have been continuous from the date hereof. For the purposes of this Plan, persons on company-authorized leaves of absence are considered employees; however, long-term disability is not considered employment.

(3) In the event of a change of control of the Corporation your rights to exercise this option shall be governed by your employment agreement, or if not specifically addressed in your employment agreement or if you do not have an employment agreement, shall be governed by the Plan. In the event of (i) your death or (ii) the termination of your employment, directorship or consultancy by the Corporation for cause or without cause, by you or due to long-term disability while an active employee, director or consultant, your rights to exercise this option shall be governed by your employment agreement, or if not specifically addressed in your employment agreement or if you do not have an employment agreement, shall be as follows:

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         (a) In the event of your death while an active employee, director or consultant, your rights to exercise this option which have vested to and including the date of death may be exercised within one year after death by your estate or by any person who acquires such option by inheritance or devise. Thereafter, such rights shall lapse. You understand that to the extent that your option is exercised after the period that is three months after your termination or employment, it will be treated as an option which is not an incentive stock option under Section 422 of the Code.

         (b) In the event of the termination of your employment, directorship or consultancy due to long-term disability, your rights to exercise this option which have vested to and including the date of long-term disability may be exercised within one year after the start of long-term disability by you or, should you die within said one year period, by your estate or any such person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse.

         (c) In the event of your Retirement (as defined below) from the Corporation, or one of its subsidiaries, your rights to exercise this option which have vested to and including the date of your Retirement may be exercised within three months after Retirement by you or, should you die within said three months period, by your estate or any person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse. For purposes of this
Section 3(c), the term "Retirement" shall mean the termination of employment after having reached age sixty-five (65).

         (d) In the event of the termination of your employment other than for Cause (as defined herein), death or disability your rights to exercise this option which have vested to date of termination may be exercised within three months after such termination (the "Post Termination Exercise Period") or, should you die within said three month period, by your estate or any person who acquires this option by inheritance or devise. Thereafter, such rights shall lapse.

         (e) If your employment is terminated for Cause, the option granted hereunder shall immediately terminate upon the giving of notice of your termination. The Compensation Committee shall determine in its sole discretion when notice of termination was given and whether termination was for Cause. As used in this Section 3(e), "Cause" means a person's personal dishonesty, willful misconduct, breach of fiduciary duty, or failure to substantially perform assigned duties relating to such person's performance hereunder (other than any such failure owing to such person becoming disabled) as determined by the Board of Directors of the Corporation in their sole discretion, or any willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of this option as determined by the Board of Directors of the Corporation in their sole discretion.

(4) If you are an employee, this option shall not be transferable by you to anyone, other than after your death, in order to qualify as an incentive stock option under Section 422 of the Code. However, if you are a director or consultant, or to the extent this option does not qualify as an incentive stock option under Code Section 422, this option shall be transferable by you to your spouse, children, brother, sister, parents or a trust in which these persons have more than fifty percent of the beneficial interest, or by will or by the laws of descent and distribution. During your lifetime, this option shall be exercisable only by you or any transferee described in the previous sentence.

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(5)      This option is not, in any event, exercisable after the expiration of ten years from January 1, 2007.

(6) The exercise of this option is subject to all the terms and conditions contained in the Plan, a copy of which is attached hereto.

(7) In connection with the exercise of this option, the Corporation, or one of its subsidiaries, shall have the right to withhold from your salary or other amounts payable to you, or to require you to make arrangements to pay in a manner satisfactory to the Corporation, the appropriate amount of applicable withholding taxes, if any. Without limiting the scope of the preceding sentence, you shall have the right to elect to pay your withholding taxes to the Corporation in cash or in such form and manner as the Compensation Committee shall prescribe, to have such number of shares of Common Stock otherwise issuable with respect to the exercise of this option reduced by the amount necessary to satisfy all or part, as you may so elect, of your statutory minimum withholding obligation, and to transfer to the Corporation unrestricted shares of Common Stock already held by you to satisfy all or any part, as you may so elect, of your withholding obligation, provided that no more than the statutory minimum withholding amount shall be so withheld.

Please retain this copy for your files.


GLOBAL GOLD CORPORATION                     GRANTEE:



By:   _______________________________      _________________________________
      Print Name:  Drury J. Gallagher      Print Name:       Hrayr Agnerian
      Title:  Chairman and CEO


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